CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 25, 2006 accompanying the consolidated financial statements of Weddingchannel.com, Inc. and subsidiaries included in the Knot, Inc.’s Form 8-K. We consent to the incorporation by reference of said report in the Registration Statement of the Knot, Inc. on Form S-3 (File No. 333-111060, effective January 9, 2004) and on Forms S-8 (File No. 333-74398, effective December 3, 2001, File No. 333-96179, effective February 4, 2000, File No. 333-41960, effective July 21, 2000, and File No 333-113824, effective March 22, 2004).

/s/ GRANT THORNTON LLP

Los Angeles, California
July 18, 2006